EXHIBIT 10.2

MANAGEMENT CONSULTANT AGREEMENT

THIS AGREEMENT is made as of October 1, 2014 between Bio-Solutions Corp. (“Company”) and Murray Fleming (“Consultant”) and all provisions set forth in this Agreement shall govern.

1. Services. Mr. Fleming agrees to serve as the Company’s Chief Executive Officer.

2. Rate of Payment. In lieu of cash, the Company will issue Fifteen Million (15,000,000) unregistered shares of the Company’s common stock to the Consultant upon execution of this agreement.

3. TERMS FOR SERVICES. This agreement is for twelve months ending on October 1, 2015. Approved travel and other Company expenses will be reimbursed.

4. Confidential Information. Each party hereto (“Such Party”) shall hold in trust for the other party hereto (“Such Other Party”), and shall not disclose to any non-party to the Agreement, any confidential information of Such Other Party. Confidential information is information which relates to Such Other Party’s research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming.

The Consultant hereby acknowledges that during the performance of this contract, the Consultant may learn or receive confidential Company information and therefore Consultant hereby confirms that all such information relating to the Company’s business will be kept confidential by the Consultant, except to the extent that such information is required to be divulged to the Consultant’s clerical or support staff or associates in order to enable Consultant to perform Consultant’s contract obligation.

5.INDEPENDENT CONTRACTOR. Consultant is an independent contractor. Consultant is not an employee, agent, joint venture or partner of Company. Nothing shall be interpreted as creating an employment relationship. Consultant shall have control of the manner and means by which its services are provided to Company. CONSULTANT IS SOLELY LIABLE FOR ANY FEDERAL AND STATE INCOME AND WITHHOLDING TAXES, UNEMPLOYMENT TAXES, FICA TAXES, AND WORKER'S COMPENSATION PAYMENTS AND PREMIUMS APPLICABLE TO THIS AGREEMENT.

6. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of the Consultant by any of its agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. The Company and Consultant acknowledge that they are entering into this Agreement solely on the basis of the representations contained herein.

7. GENERAL PROVISIONS. This Agreement is binding upon the parties hereto and their respective successors, assignees and personal representatives. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Nevada. This Agreement may be executed in counterparts and may be executed by telefax signature, which shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

-SIGNATURE PAGE FOLLOWS-

1

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

BIO-SOLUTIONS CORP.

Per:	/s/ James Hodge
James Hodge
Chairman

Per:	/s/ Murray Fleming
Murray Fleming
Consultant